                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                        36-0899825
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS               60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             -----------------------

                          FREMONT GENERAL CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


               NEVADA                                         95-2815260
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

       2020 SANTA MONICA BOULEVARD
        SANTA MONICA, CALIFORNIA                                 90404
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)

                      SERIES B 7.70% SENIOR NOTES DUE 2004
                      SERIES B 7.875% SENIOR NOTES DUE 2009
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
            TRUSTEE:

            (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation, Washington, D.C.;
            The Board of Governors of the Federal Reserve System, Washington
            D.C.

            (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the trustee now in effect.*

            2. A copy of the certificates of authority of the trustee to commence business.*

            3. A copy of the authorization of the trustee to exercise corporate trust powers.*

            4.  A copy of the existing by-laws of the trustee.*

            5.  Not Applicable.

            6. The consent of the trustee required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not Applicable.

            9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 16th day of April, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY /s/ SANDRA L. CARUBA
                         -----------------------------------
                             SANDRA L. CARUBA
                             VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                       April 16, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between Fremont General Corporation and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,

                              THE FIRST NATIONAL BANK OF CHICAGO



                              BY: /s/ SANDRA L. CARUBA
                                  ----------------------------------
                                      SANDRA L. CARUBA
                                      VICE PRESIDENT

                                    EXHIBIT 7


Legal Title of Bank:     The First National Bank of Chicago Call Date: 12/31/98
                         ST-BK:  17-1630 FFIEC 031
Address:                 One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                        DOLLAR AMOUNTS IN THOUSANDS
                                                                                RCFD          BIL MIL THOU          C400
                                                                                ----          ------------          ----
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                      RCFD
    a. Noninterest-bearing balances and currency and coin(1) ........           0081            5,585,982           1.a
    b. Interest-bearing balances(2) .................................           0071            4,623,842           1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ....           1754                    0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) .           1773           11,181,405           2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ..........................................................           1350            9,853,544           3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                  RCFD
       RC-C) ........................................................           2122           31,155,998           4.a
    b. LESS: Allowance for loan and lease losses ....................           3123              411,963           4.b
    c. LESS: Allocated transfer risk reserve ........................           3128                3,884           4.c
    d. Loans and leases, net of unearned income, allowance, and                 RCFD
       reserve (item 4.a minus 4.b and 4.c) .........................           2125           30,740,151           4.d
5.  Trading assets (from Schedule RD-D) .............................           3545            7,635,778           5.
6.  Premises and fixed assets (including capitalized leases) ........           2145              739,925           6.
7.  Other real estate owned (from Schedule RC-M) ....................           2150                4,827           7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ..................................           2130              202,359           8.
9.  Customers' liability to this bank on acceptances outstanding ....           2155              269,516           9.
10. Intangible assets (from Schedule RC-M) ..........................           2143              291,665           10.
11. Other assets (from Schedule RC-F) ...............................           2160            3,071,912           11.
12. Total assets (sum of items 1 through 11) ........................           2170           74,200,906           12.


----------

(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:     The First National Bank of Chicago Call Date: 12/31/98
                         ST-BK: 17-1630  FFIEC 031
Address:                 One First National Plaza, Ste 0460            Page RC-2
City, State  Zip:        Chicago, IL  60670
FDIC Certificate No.:    0/3/6/1/8

SCHEDULE RC-CONTINUED
                                                                                           DOLLAR AMOUNTS IN
                                                                                               THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                 RCON
       from Schedule RC-E, part 1) ..................................        2200              22,524,140             13.a
       (1) Noninterest-bearing(1) ...................................        6631              10,141,937             13.a1
       (2) Interest-bearing .........................................        6636              12,382,203             13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and              RCFN
       IBFs (from Schedule RC-E, part II) ...........................        2200              19,691,237             13.b
       (1) Noninterest bearing ......................................        6631                 408,126             13.b1
       (2) Interest-bearing .........................................        6636              19,283,111             13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase: ..................................................        RCFD 2800          9,113,686             14
15. a. Demand notes issued to the U.S. Treasury .....................        RCON 2840            120,599             15.a
    b. Trading Liabilities(from Sechedule RC-D) .....................        RCFD 3548          6,797,927             15.b
16. Other borrowed money:                                                    RCFD
    a. With original maturity of one year or less ...................        2332               5,385,355             16.a
    b. With original maturity of more than one year .................        A547                 327,126             16.b
    c. With original maturity of more than three years ..............        A548                 316,411             16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding .........        2920                 269,516             18.
19. Subordinated notes and debentures ...............................        3200               2,400,000             19.
20. Other liabilities (from Schedule RC-G) ..........................        2930               2,137,443             20.
21. Total liabilities (sum of items 13 through 20) ..................        2948              69,083,440             21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...................        3838                       0             23.
24. Common stock ....................................................        3230                 200,858             24.
25. Surplus (exclude all surplus related to preferred stock) ........        3839               3,201,435             25.
26. a. Undivided profits and capital reserves .......................        3632               1,695,446             26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities ...................................................        8434                   6,349             26.b
27. Cumulative foreign currency translation adjustments .............        3284                  13,378             27.
28. Total equity capital (sum of items 23 through 27) ...............        3210               5,117,466             28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ...........................        3300              74,200,906             29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
     1996 ........................................RCFD 6724      N/A     Number
                                                                         M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work


----------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.